UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Strategic Storage Trust VI, Inc.

(Exact name of registrant as specified in its charter)

Maryland	85-3494431
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road Ladera Ranch, California	92694
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-256598

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, Par Value $0.001 per share

Class T Common Stock, Par Value $0.001 per share

Class W Common Stock, Par Value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Strategic Storage Trust VI, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.001 par value per share, set forth under the heading “Description of Shares” in the Prospectus contained in Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on April 7, 2023 (File No. 333-256598) and all amendments and supplements to such Registration Statement subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified, which were filed previously with the Securities and Exchange Commission.

Exhibit No.	Description

1.	First Articles of Amendment and Restatement of Strategic Storage Trust VI, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, filed on May 28, 2021, Commission File No. 333-256598

2.	Articles of Amendment of Strategic Storage Trust VI, Inc., incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, filed on March 15, 2022, Commission File No. 333-256598

3.	Articles Supplementary of Strategic Storage Trust VI, Inc., incorporated by reference to Exhibit 3.4 to Pre-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, filed on March 15, 2022, Commission File No. 333-256598

4.	Second Articles of Amendment of Strategic Storage Trust VI, Inc., incorporated by reference to Exhibit 3.5 to Pre-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, filed on March 15, 2022, Commission File No. 333-256598

5.	Amended and Restated Bylaws of Strategic Storage Trust VI, Inc., incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, filed on March 15, 2022, Commission File No. 333-256598

6.	Form of Subscription Agreement and Subscription Agreement Signature Page, incorporated by reference to Appendix A to the Prospectus contained in Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on April 7, 2023, Commission File No. 333-256598

7.	Amended and Restated Distribution Reinvestment Plan, incorporated by reference to Appendix B to the Prospectus contained in Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on April 7, 2023, Commission File No. 333-256598

8.	Employee and Director Long-Term Incentive Plan of Strategic Storage Trust VI, Inc., incorporated by reference to Exhibit 10.4 the Registrant’s Registration Statement on Form S-11, filed on May 28, 2021, Commission File No. 333-256598

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRATEGIC STORAGE TRUST VI, INC.

Date: April 28, 2023	By:	/s/ Matt F. Lopez
	Name:	Matt F. Lopez
	Title:	Chief Financial Officer and Treasurer